UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  SCHEDULE 14A

                     PROXY STATEMENT PURSUANT TO SECTION 14A
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                   Filed by a Party other than the Registrant

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE COMMISSION
     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material
     Pursuant to Rule 14a-11(c) or Rule 14a-12


                            WESTMORELAND COAL COMPANY
         - ------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                  WESTMORELAND COMMITTEE TO ENHANCE SHARE VALUE
         - ------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement,
                          if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required



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   WESTMORELAND COMMITTEE TO ENHANCE SHARE VALUE
                  2789 HARTLAND ROAD
                FALLS CHURCH, VA 22043
                    (703) 641-4612

DEAR WESTMORELAND DEPOSITARY SHAREHOLDER,

         As a fellow shareholder, beneficially owning
80,000 Depositary Shares in Westmoreland Coal Company,
I am writing to you on behalf of a group of Depositary shareholders who decided to work together to take steps we think are necessary and helpful in the interests of Westmoreland shareholders.

Our Committee believes that the current two
Westmoreland Preferred Stock directors are not doing an adequate job of representing Depositary shareholders' interests on the Westmoreland Board, and we have decided to seek your approval, your CONSENT, to remove these two directors and replace them. Delaware law permits shareholders to take such action by consent, without a meeting and without a vote, provided we gain consents covering a majority of shares outstanding.

WE URGE YOU TO GIVE YOUR CONSENT TO REMOVE AND REPLACE
THE TWO PREFERRED DIRECTORS BY SIGNING, DATING, AND
RETURNING THE ENCLOSED BLUE CONSENT TO THE COMMITTEE.

The following points describe the Committee's views on why a shareholder action to remove and replace our Preferred Stock directors is urgently necessary:

-  THE COMPANY OWES US DIVIDENDS CURRENTLY TOTALING
APPROXIMATELY $12.21 PER DEPOSITARY SHARE. We believe that persons holding significant amounts of Depositary
Shares should be on the Board to monitor the Board's activities in connection with possible payment of the arrearages.

- We believe that the two current Preferred directors have no significant personal incentive to fight for our interests. According to the Company's recent proxy statement, ONE OF THE PREFERRED DIRECTORS OWNS ONLY
750 DEPOSITARY SHARES; THE OTHER OWNS ZERO.

- According to the Company's proxy statement used in connection with the last annual meeting, MANAGEMENT HAS
AWARDED SUBSTANTIAL CASH BONUSES to its executives.
Neither Preferred nor Common shareholders have received anything.

- The Company made two tender offers (at $19 per share) for Depositary Shares in 1999, but the COMPANY WAS
REQUIRED TO INITIATE THE FIRST TENDER OFFER under the terms of the Bankruptcy Reorganization Plan. That provision requiring a tender was successfully inserted into the Reorganization Plan on behalf of shareholders
BY YOUR EQUITY COMMITTEE, which was co-chaired by a member of our group.

The Committee has come to the conclusion that THE ONLY
WAY TO SIGNIFICANTLY IMPROVE THE PICTURE FOR THE
FINANCIAL INTERESTS OF DEPOSITARY SHAREHOLDERS IS TO
REMOVE THE CURRENT TWO PREFERRED DIRECTORS and replace them with shareholders with significant Depositary holdings.

KEEP IN MIND THAT UNDER THE COMPANY'S CHARTER, SO LONG
AS THE PREFERRED DIVIDEND IS IN DEFAULT, YOU CANNOT,
AS DEPOSITARY SHAREHOLDERS, VOTE IN THE GENERAL
ELECTION OF DIRECTORS FOR ANY PERSONS OTHER THAN THE
TWO PREFERRED STOCK DIRECTORS. YOUR ONLY PRACTICABLE
ABILITY TO MONITOR, AND PERHAPS INFLUENCE, THE BOARD'S
DAY-TO-DAY ACTIVITIES WHICH AFFECT THE VALUE OF YOUR
DEPOSITARY SHARES IS THROUGH THOSE TWO DIRECTORS.
CHOOSE THOSE PERSONS WISELY.

YOUR PROMPT CONSENT IS IMPORTANT, no matter how few
Depositary Shares you own. The Committee must receive consents representing a majority of the outstanding
Depositary Shares for this action to enhance our shareholder value to be successful.

TIME IS OF THE ESSENCE. Should you need assistance with completing your CONSENT PROMPTLY, please call a member of the Committee or Shellyn McCaffrey at (703) 739-9398.

                           Sincerely,

                           Stephen D. Rosenbaum